Exhibit 99.A
Board of Directors of Martin Resource Management Corporation

Ruben S. Martin III

Address: c/o Martin Midstream Partners L.P., 4200 B Stone Road, Kilgore, TX 75662
Principal Occupation: President and Chief Executive Officer of the Parent
Citizenship: USA
Common Units Owned: 159,391.87 Common Units directly; 3,726,606.62 Common Units indirectly;
6,982,473 Common Units beneficially (17.9%)

Robert D. Bondurant
Address: c/o Martin Midstream Partners L.P., 4200 B Stone Road, Kilgore, TX 75662
Principal Occupation: President and Chief Executive Officer of the Issuer
Citizenship: USA
Common Units Owned: 149,511.24 Common Units

Randall L. Tauscher

Address: c/o Martin Midstream Partners L.P., 4200 B Stone Road, Kilgore, TX 75662
Principal Occupation: Executive Vice President and Chief Operating Officer of the Parent and the Issuer
Citizenship: USA
Common Units Owned: 118,257.72 Common Units

Gaylord T. Hughey, Jr.

Address: c/o Martin Midstream Partners L.P., 4200 B Stone Road, Kilgore, TX 75662
Principal Occupation: Attorney
Citizenship: USA
Common Units Owned: 0 Common Units

Sole Member of Martin Resource LLC

Martin Resource Management Corporation, a Texas corporation

Board of Directors of Cross Oil Refining & Marketing, Inc.

Robert D. Bondurant
(see above)

Randall L. Tauscher
(see above)

Sole Member of Martin Product Sales

Martin Resource Management Corporation, a Texas corporation